Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NutraCea of our report dated March 30, 2007 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of NutraCea for the year ended December 31, 2006.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California
January 28, 2008